Third Amendment to Fund Participation

Agreement

This Third Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Nationwide Financial Services, Inc., on behalf of its subsidiary life insurance companies listed on Exhibit B (collectively, “Nationwide”) and the current and any future Nationwide separate accounts, as applicable, is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 5, 2007, as amended;

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds; and

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Exhibit B shall be deleted in its entirety and replaced with Exhibit B attached hereto.

3.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

4.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

5.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance	Lincoln Financial Investments
Products Trust	Corporation

By: /s/ Benjamin A. Richer	By:/s/ Benjamin A. Richer
Name: Benjamin A. Richer	Name: Benjamin A. Richer
Title: Senior Vice President	Title: Senior Vice President
Date:	Date:

Lincoln Financial Distributors, Inc.	Nationwide Financial Services, Inc.

By: /s/ Thomas O’Neill	By:/s/ Leland W. Cummings
Name: Thomas O’Neill	Name: Leland W. Cummings
Title: SVP, COO, Head of	Title: VP, Head of Fund Operations
Financial Institutions Group	Date:
Date:

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Exhibit A

Funds

Dated as of April 29, 2024

The currently available Funds of the Trust are:

LVIP American Century Balanced Fund – Standard Class II

LVIP American Century Capital Appreciation Fund – Standard Class II

LVIP American Century Disciplined Core Value Fund – Standard Class II

LVIP American Century Disciplined Core Value Fund – Service Class

LVIP American Century Inflation Protection Fund – Standard Class II

LVIP American Century Inflation Protection Fund – Service Class

LVIP American Century International Fund – Standard Class II

LVIP American Century International Fund – Service Class

LVIP American Century Large Company Value Fund – Standard Class II

LVIP American Century Mid Cap Value Fund – Standard Class II

LVIP American Century Mid Cap Value Fund – Service Class

LVIP American Century Ultra Fund – Standard Class II

LVIP American Century Ultra Fund – Service Class

LVIP American Century Value Fund – Standard Class II

LVIP American Century Value Fund – Service Class

LVIP Baron Growth Opportunities Fund — Service Class

LVIP Delaware Value Fund — Service Class

LVIP Delaware SMID Cap Core Fund — Service Class

LVIP Delaware REIT Fund — Service Class

LVIP Delaware Diversified Income Fund — Service Class

LVIP Delaware Limited-Term Diversified Income Fund — Service Class

LVIP Delaware High Yield Fund — Service Class

LVIP Delaware U.S. Growth Fund — Service Class

LVIP JPMorgan U.S. Equity Fund — Standard Class

LVIP JPMorgan Small Cap Core Fund —Standard Class

LVIP JPMorgan Mid Cap Value Fund — Standard Class

LVIP JPMorgan Core Bond Fund — Standard Class

LVIP JPMorgan Core Bond Fund — Service Class

EXHIBIT B

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Jefferson National Life Insurance Company

Jefferson National Life Insurance Company of New York

Separate Accounts

All current and any future separate accounts.

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